Exhibit 10.1

Execution Version

WAIVER AND THIRD AMENDMENT
TO TERM LOAN CREDIT AND SECURITY AGREEMENT

THIS WAIVER AND THIRD AMENDMENT TO TERM LOAN CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of November 30, 2018, is by and among Hudson Technologies Company, a Tennessee corporation (“Hudson Technologies”), HUDSON HOLDINGS, INC., a Nevada corporation (“Holdings”), and ASPEN REFRIGERANTS, INC. (formerly known as AIRGAS-REFRIGERANTS, INC.), a Delaware corporation (“ARI” and together with Hudson Technologies, and Holdings, collectively, the “Borrowers”, and each a “Borrower”), the other Credit Parties hereto, the financial institutions party hereto as lenders (the “Lenders”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as collateral agent and administrative agent for the Lenders (in such capacities, the “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

WITNESSETH

WHEREAS, the Borrowers, the other Credit Parties, the Lenders, and the Agent are parties to that certain Term Loan Credit and Security Agreement dated as of October 10, 2017 (as amended by that Limited Waiver and First Amendment to Term Loan Credit and Security Agreement and Certain Other Documents, dated as of June 29, 2018 (as amended, the “First Amendment”), that certain Waiver and Second Amendment to Term Loan Credit and Security Agreement, dated as of August 14, 2018 (as amended, the “Second Amendment”), and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Credit Parties have requested that the Agent and the Lenders (a) waive compliance with the Total Leverage Ratio covenant set forth in Section 1.1 of the Second Amendment and (b) amend certain provisions of the Credit Agreement, and the Agent and the Lenders have agreed to grant such waiver and make such amendments, in each case, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article I.

CONSENT

1.1       Consent. Upon the satisfaction of the conditions precedent set forth in Article V hereof, and notwithstanding anything to the contrary contained in Section 7.17 or Section 7.19 of the Credit Agreement, the Agent and the Required Lenders hereby consent to the execution and delivery by the Borrowers of that certain Second Amendment, Waiver and Consent to the Revolving Loan Agreement, dated on or about the date of this Amendment, in the form of Exhibit A annexed hereto (the “Revolving Loan Amendment”) and the consummation of the transactions contemplated to occur thereunder in accordance with the terms thereof.

Article II.

WAIVER

2.1       Waiver of Second Amendment Total Leverage Ratio. Subject to the terms and conditions set forth herein, the Agent and the Required Lenders hereby waive the requirement to comply with the Total Leverage Ratio covenant set forth in Section 1.1 of the Second Amendment.

2.2       Effectiveness of Waivers. The foregoing waivers shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a waiver of any breach, Default or Event of Default other than as specifically waived herein nor as a waiver of any breach, Default or Event of Default of which the Lenders have not been informed by the Credit Parties, (b) affect the right of the Lenders to demand compliance by the Credit Parties with all terms and conditions of the Credit Agreement and the Other Documents, except as specifically modified or waived by the terms hereof, (c) be deemed a waiver of any transaction or future action on the part of the Credit Parties requiring the Lenders’ or the Required Lenders’ consent or approval under the Credit Agreement or the Other Documents, or (d) except as waived hereby, be deemed or construed to be a waiver or release of, or a limitation upon, the Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any Other Document, whether arising as a consequence of any Default or Event of Default which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

Article III.
AMENDMENTs TO CREDIT AGREEMENT

3.1          Amendments to Section 1.2 of the Credit Agreement.

(a)       Section 1.2 of the Credit Agreement is hereby amended by adding the following new defined terms in proper alphabetical order:

““Business Recovery Plan” shall have the meaning set forth in Section 6.12(b) hereof.”

““Financial Advisor” shall have the meaning set forth in Section 6.12(a) hereof.”

““Liquidity” shall mean, at any date of determination, unrestricted cash and Cash Equivalents of the Credit Parties on a consolidated basis as of such date, plus, without duplication, Undrawn Availability as of such date.”

““September 2019 ECF Repayment Amount” means an amount equal to (x) 100% of Excess Cash Flow for the four fiscal quarter period ending September 30, 2019 if after giving effect to the payment thereof, the Borrowers have minimum aggregate Undrawn Availability of at least $35,000,000, (y) 50% of Excess Cash Flow for the four fiscal quarter period ending September 30, 2019 if after giving effect to the payment thereof, the Borrowers have minimum aggregate Undrawn Availability of at least $15,000,000 but less than $35,000,000, and (z) 0% of Excess Cash Flow for the four fiscal quarter period ending September 30, 2019 if after giving effect to the payment thereof, the Borrowers have minimum aggregate Undrawn Availability less than $15,000,000.

““Third Amendment” shall mean that certain Waiver and Third Amendment to Term Loan Credit and Security Agreement dated as of November 30, 2018, by and among the Borrowers, the other Credit Parties, the Agent, and the Lenders.”

““Third Amendment Effective Date” shall mean November 30, 2018.”

(b)       Section 1.2 of the Credit Agreement is hereby amended by deleting the term “Financial Covenant Waiver Period” in its entirety and substituting the following in lieu thereof:

““Financial Covenant Relief Period” shall mean the period commencing with the fiscal quarter ended June 30, 2018, and concluding with the fiscal quarter ending December 31, 2019.”

3.2          Amendment to Section 2.2(b) of the Credit Agreement. Section 2.2(b) of the Credit Agreement is hereby amended by inserting the following proviso at the end of the sixth sentence thereof: “; provided, however, that no Prepayment Premium or Make-Whole Amount shall be due and payable in connection with any voluntary prepayment of Loans made pursuant to this Section 2.2(b) during the period from and after the Third Amendment Effective Date.”

3.3          Amendment to Section 2.6(a) of the Credit Agreement. Section 2.6(a) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(a)       (i) The Borrowers shall repay the outstanding principal amount of the Loans in quarterly installments on the dates and in the amounts set forth in the table below, unless accelerated sooner pursuant to Section 11.1:

Payment Dates	Principal Amortization Payment

December 31, 2018	$525,000
March 31, 2019	$525,000
June 30, 2019	$525,000
September 30, 2019	$525,000
December 31, 2019	$525,000
March 31, 2020	$525,000
June 30, 2020	$525,000
September 30, 2020	$525,000
December 31, 2020	$525,000
March 31, 2021	$525,000
June 30, 2021	$525,000
September 30, 2021	$525,000
December 31, 2021	$525,000
March 31, 2022	$525,000
June 30, 2022	$525,000
September 30, 2022	$525,000
December 31, 2022	$525,000
March 31, 2023	$525,000
June 30, 2023	$525,000
September 30, 2023	$525,000
Last day of the Term	Outstanding Principal Balance of Loans

(ii) In addition to the repayments required under the preceding clause (i), on or before November 14, 2019, the Borrowers shall repay the outstanding principal amount of the Loans in an amount equal to the September 2019 ECF Repayment Amount, it being understood that the September 2019 ECF Repayment Amount may be reduced by any voluntary prepayments made pursuant to Section 2.2(b) following the Third Amendment Effective Date.”

3.4         Amendment to Section 2.20(d) of the Credit Agreement. Section 2.20(d) of the Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

“Notwithstanding the foregoing, solely with respect to any payment due hereunder with respect to the fiscal year ended December 31, 2019, such payment shall be calculated based solely on Excess Cash Flow for the fiscal quarter ended December 31, 2019.”

3.5         Amendment to Section 3.4 of the Credit Agreement. Section 3.4 of the Credit Agreement is hereby amended by amending and restating clause (b) thereof in its entirety to read in full as follows:

“(b) Subject to the last sentence of this clause (b), in consideration of the agreements of the Agent and the Lenders under the Third Amendment, in addition to any other fees payable hereunder, the Borrowers agree to pay to Lenders an exit fee equal to five percent (5.00%) of the outstanding principal balance of the Loans on the Third Amendment Effective Date (the “Exit Fee”), which Exit Fee shall be fully earned as of the Third Amendment Effective Date, but shall only be payable in full in cash upon the earlier to occur of (x) this Agreement having been terminated pursuant to Section 12.2 and all Obligations (other than contingent indemnification and reimbursement obligations for which no claim has been asserted) having been paid in full (whether through a refinancing transaction or otherwise) (“Repayment in Full”), or (y) any acceleration of the Loans pursuant to Section 11.1 (including, for the avoidance of doubt, any automatic acceleration as a result of an Event of Default under Section 10.7). Notwithstanding the foregoing, Lenders hereby agree that: (i) the Exit Fee may be reduced by one-tenth of one percent (0.10%) for every $1,000,000 in voluntary prepayments made pursuant to Section 2.2(b) following the Third Amendment Effective Date but prior to January 1, 2020; provided, that, in no event shall the Exit Fee be reduced below three percent (3.00%) as a result of any such prepayments, (ii) payment of the Exit Fee shall be waived in the event that Repayment in Full occurs prior to January 1, 2020, and (iii) the Exit Fee shall be reduced by an amount equal to fifty percent (50%) of the amount that would otherwise payable in the event that Repayment in Full occurs on or after January 1, 2020 but prior to March 31, 2020.”

3.6         Amendment to Section 6.5 of the Credit Agreement. Section 6.5 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

“Financial Covenants.

(a)       Total Leverage Ratio. Maintain, as of the last day of the fiscal quarter ending on each date set forth below, a Total Leverage Ratio not greater than the maximum ratio set forth in the table below opposite such date.

Date	Maximum Total Leverage Ratio

June 30, 2018	10.15:1.00
September 30, 2018	12.45:1.00
December 31, 2018	12.75:1.00
March 31, 2019	12.95:1.00
June 30, 2019	8.25:1.00
September 30, 2019	6.40:1.00
December 31, 2019	5.70:1.00
March 31, 2020 and on the last day of each fiscal quarter thereafter	4.75:1.00

(b)       Minimum Liquidity.  Maintain, as of the last day of each month commencing with the month after the Third Amendment Effective Date, Liquidity of at least $28,000,000.

(c)       During the Financial Covenant Relief Period, without the prior written consent of the Required Lenders, the Credit Parties shall not be permitted to (x) make Permitted Acquisitions or any other investments under Section 7.4(e) (excluding transactions permitted under Section 7.10 hereof so long as such transactions are solely among Borrowers and/or Guarantors) and Section 7.4(f), or (y) declare, pay or make any dividends or distributions on any shares of the common stock or preferred stock of any Credit Party (other than dividends or distributions payable solely in its stock or rights thereto, or split-ups or reclassifications of its stock), including Permitted Distributions, or payments in respect of Earn-outs, under Section 7.7.”

3.7         Amendment to Section 6.12 of the Credit Agreement. Section 6.12 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

“Retention of Advisor; Preparation of Acceptable Contingency Plan.

(a) Within ten (10) Business Days following the Third Amendment Effective Date, the Borrowers shall engage a financial advisor (the “Financial Advisor”) on terms and conditions mutually satisfactory to the Borrowers and the Required Lenders and shall provide, among other things, that such Financial Advisor shall assist the Borrowers in the preparation of the Business Recovery Plan (as defined below). From and after the date of such engagement, the Borrowers agree that the Financial Advisor shall not be terminated, nor shall such Financial Advisor’s role or responsibilities be materially reduced, without the prior written consent of the Required Lenders.

(b) On or before January 31, 2019, the Borrowers shall deliver to the Agent and the Lenders a report, in form and substance satisfactory to the Required Lenders, setting forth in detail the Borrowers’ business plan and strategy (the “Business Recovery Plan”) with respect to, among other things, (x) improving the Credit Parties’ financial condition and results of operations, and (y) ensuring the Credit Parties’ compliance with the terms and conditions of this Agreement, including, without limitation, repayment, in full, in cash, of the Obligations on or prior to the last day of the Term. The Borrowers and Required Lenders shall use their reasonable best efforts to reach an agreement on the form of the Business Recovery Plan prior to January 31, 2019; provided, that, if the Borrowers and the Required Lenders are unable to agree on the form of the Business Recovery Plan prior to the date on which the Business Recovery Plan is delivered in accordance with this Section 6.12(b), the Required Lenders shall have ten (10) Business Days to object, in writing, to the form of the Business Recovery Plan as delivered; provided, further, that the Borrowers shall have five (5) Business Days from the receipt of a written objection, if any, to resolve such objection to the reasonable satisfaction of the Required Lenders, not to be unreasonably withheld. If the Required Lenders fail to object to the form of the Business Recovery Plan within ten (10) Business Days from the date of delivery of such plan, the Required Lenders shall be deemed to have conclusively accepted the form of the Business Recovery Plan as delivered.”

3.8         Amendment to Section 9.9 of the Credit Agreement. Section 9.9 of the Credit Agreement is hereby amended by adding the following language immediately after the last sentence as follows:

“Within ten (10) days after the end of each month, the Credit Parties shall also furnish to Agent and FS a report (showing bank and book cash and such other information, and in such form, reasonably satisfactory to FS) demonstrating compliance with Section 6.5(b).”

3.9         Amendment to Section 9.13 of the Credit Agreement. Section 9.13 of the Credit Agreement is hereby amended by (x) changing the title of such Section to “Bi-Weekly Reporting; Monthly Lender Calls”, and (y) amending and restating clause (c) thereof to read as follows:

“(c) Not later than the third (3rd) Business Day of each month, the Credit Parties shall cause their senior management to make themselves available during normal business hours for a telephonic meeting with the Lenders and their advisors to discuss any information regarding the Credit Parties’ business results and operations reasonably requested by the Lenders.”

3.10        Amendment to Section 14.3 of the Credit Agreement. Section 14.3 of the Credit Agreement is hereby amended by amending and restating clauses (c) and (d) thereof to read as follows:

“(c) (x) Any Lender that is a FS Entity may, without the consent of the Borrowers or Agent, sell, assign or transfer all or any part of its rights and obligations under or relating to Loans and Commitments under this Agreement and the Other Documents to any other FS Entity or one or more additional banks, financial institutions or funds, accounts and clients, in each case, administered, managed, underwritten or sub-advised by FS or another FS Entity (provided, at the Agent’s written request, such FS Entities shall provide Agent details thereof) and (y) any Lender, with the written consent of the Agent, which consent shall not be unreasonably withheld or delayed, may sell, assign or transfer all or any part of its rights and obligations under or relating to Loans and Commitments under this Agreement and the Other Documents to one or more additional banks, financial institutions, funds or other entities (each such purchaser under clause (x) or (y), a “Purchasing Lender”), in minimum amounts of not less than $1,000,000 or the entire remaining amount of Loans, pursuant to a Loan Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Loan Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Loan Transfer Supplement, have the rights and obligations of a Lender thereunder with an Applicable Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Loan Transfer Supplement, be released from its obligations under this Agreement, the Loan Transfer Supplement creating a novation for that purpose. Such Loan Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Applicable Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Each Credit Party hereby consent to the addition of such Purchasing Lender and the resulting adjustment of the Applicable Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Each Credit Party shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

(d) Any Lender may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to Loans under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a “Purchasing CLO” and together with each Participant and Purchasing Lender, each a “Transferee” and collectively the “Transferees”), pursuant to a Loan Transfer Supplement modified as appropriate to reflect the interest being assigned (“Modified Loan Transfer Supplement”), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender, and Agent as appropriate and delivered to Agent for recording. Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Loan Transfer Supplement, (i) Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Loan Transfer Supplement, have the rights and obligations of a Lender thereunder and (ii) the transferor Lender thereunder shall, to the extent provided in such Modified Loan Transfer Supplement, be released from its obligations under this Agreement, the Modified Loan Transfer Supplement creating a novation for that purpose. Such Modified Loan Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO. Each Credit Party hereby consents to the addition of such Purchasing CLO. Each Credit Party shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing. No assignment or transfer shall be made to a natural person.”

Article IV.
ADDITIONAL AGREEMENTS

4.1         Reaffirmation of Obligations Regarding Lenders’ Financial Advisor and Ongoing Cooperation. The Credit Parties hereby reaffirm their obligations under Section 3.1 of the First Amendment (as reaffirmed under Section 3.1 of the Second Amendment), including, without limitation the Credit Parties’ obligations with respect to (x) the Lenders’ engagement of FTI Consulting Inc. (“FTI”) as financial advisor, and (y) ongoing cooperation with the Lenders and their advisors (including FTI) in connection with the Lenders’ examination of the Credit Parties’ financial affairs, finances, financial condition, business and operations.

Article V.
CONDITIONS TO EFFECTIVENESS

5.1         Closing Conditions. This Amendment shall be deemed effective as of the date (the “Third Amendment Effective Date”) on which the following conditions shall have been satisfied:

(1)       The Agent and the Lenders shall have received a copy of this Amendment duly executed by each of the Borrowers, the other Credit Parties, the Required Lenders and the Agent;

(2)       The Agent shall have received a copy of that certain Second Amendment, Waiver and Consent to the Revolving Loan Agreement, duly executed by the Revolving Agent and Required Lenders (as defined in the Revolving Loan Agreement), in form and substance satisfactory to the Required Lenders; and

(3)       The Credit Parties shall have paid all accrued and outstanding fees of the Agent and the Lenders in accordance with Section 14.9 of the Credit Agreement (including accrued and outstanding fees and expenses of King & Spalding LLP, counsel to the Lenders, FTI Consulting Inc., financial advisor to the Lenders, and Nixon Peabody LLP, counsel to the Agent).

Article VI.
MISCELLANEOUS

6.1         Amended Terms. On and after the Third Amendment Effective Date, all references to the Credit Agreement in each of the Other Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

6.2         Representations and Warranties of the Credit Parties. Each Credit Party represents and warrants as follows:

(a)       It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)       This Amendment has been duly executed and delivered by such Credit Party and constitutes such Credit Party’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)       No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Credit Party of this Amendment.

(d)       The representations and warranties set forth in the Credit Agreement are true and correct in all material respects as of the date hereof as if made on and as of such date (except to the extent any such representation or warranty relates to an earlier specified date, in which case they shall be true and correct in all material respects as of such earlier date).

(e)       After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

6.3         Reaffirmation of Obligations. Each Credit Party hereby ratifies the Credit Agreement and the Other Documents and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and the Other Documents applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

6.4         Credit Document. This Amendment shall constitute an Other Document under the terms of the Credit Agreement.

6.5         Expenses. The Borrowers agree to pay all reasonable costs and expenses of the Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of King & Spalding LLP, counsel to the Lenders.

6.6         Further Assurances. The Credit Parties agree to promptly take such action, upon the request of the Agent or the Required Lenders, as is necessary to carry out the intent of this Amendment.

6.7         Entirety. The Credit Agreement (as modified by this Amendment) and the Other Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

6.8         Counterparts. This Amendment may be executed in original counterparts each of which counterpart shall be deemed an original document but all of which counterparts together shall constitute the same agreement. Execution and delivery via facsimile or PDF shall bind the parties.

6.9         No Actions, Claims, Etc. As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Agent, the Lenders, or the Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such persons, or failure of such persons to act under the Credit Agreement on or prior to the date hereof.

6.10      Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.11      General Release. In consideration of the willingness of the Agent and the Lenders to enter into this Amendment, each Credit Party hereby releases and forever discharges the Agent, the Lenders and the Agent’s and the Lender’s respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Bank Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Credit Party on or prior the date hereof may have or claim to have against any of the Bank Group in any way related to or connected with the Credit Agreement, the Other Documents and the transactions contemplated thereby.

6.12      Governing Law; Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The governing law, jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 14.1 and 11.8 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

6.13      Agent Authorization. Each of the undersigned Lenders, which together constitute the Required Lenders, hereby authorizes the Agent to execute and deliver this Amendment and, by its execution below, each of the undersigned Lenders agrees to be bound by the terms and conditions of this Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

BORROWERS:

HUDSON TECHNOLOGIES COMPANY

By:	_/s/ Kevin Zugibe_________________
Name: Kevin Zugibe
Title: CEO

HUDSON HOLDINGS, INC.

By:	_/s/ Kevin Zugibe__________________
Name: Kevin Zugibe
Title: CEO

ASPEN REFRIGERANTS, INC.

By:	_/s/ Kevin Zugibe___________________
Name: Kevin Zugibe
Title: CEO

GUARANTOR:

HUDSON TECHNOLOGIES, INC.

By:	_/s/ Kevin Zugibe__________________
Name: Kevin Zugibe
Title: CEO

Signature Page to Waiver and Third Amendment – Hudson Technologies

AGENT:

U.S. BANK NATIONAL ASSOCIATION,
as the Agent

By:	/s/ Lisa Dowd
Name: Lisa Dowd
Title: Vice President

Signature Page to Waiver and Third Amendment – Hudson Technologies

LENDERS:

FS INVESTMENT CORPORATION

By:	/s/ Philip S. Davidson
Name: Philip S. Davidson
Title: Authorized Signatory

FS INVESTMENT CORPORATION IV

By:	/s/ Philip S. Davidson
Name: Philip S. Davidson
Title: Authorized Signatory

GREEN CREEK LLC

By:	/s/ Philip S. Davidson
Name: Philip S. Davidson
Title: Authorized Signatory

JUNIATA RIVER LLC

By:	/s/ Philip S. Davidson
Name: Philip S. Davidson
Title: Authorized Signatory

JEFFERSON SQUARE FUNDING LLC

By:	/s/ Philip S. Davidson
Name: Philip S. Davidson
Title: Authorized Signatory

Signature Page to Waiver and Third Amendment – Hudson Technologies